Dividend Capital Diversified Property Fund Inc. 8-K

Exhibit 99.2

CVS/pharmacy

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

FIRST QUARTER 2016

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

MARCH 31, 2016

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us; changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts); changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2015 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2016, and in our subsequent quarterly reports.

Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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Performance

Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Quarter Highlights

•	Total return of (0.25)% for the quarter; 5.72% for the last 12 months

•	Sold (i) one office property in Washington, DC for $158.4 million and (ii) two office properties in Chicago, IL for $27.9 million.

•	Percentage leased of 90.2% as of March 31, 2016 (if weighted by the fair value of each segment, our portfolio was 92.1% leased as of March 31, 2016)

•	Paid weighted-average distribution of $0.0894/share

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q1 2016 Quarterly Report on Form 10-Q.

(2)	Any market for which we do not show a corresponding percentage of our total fair value comprises 1% or less of the total fair value of our real property portfolio.

(3)	Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.

(4)	Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.

(5)	Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results. Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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Financial Highlights

Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended
Selected Operating Data (as adjusted) (1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Total revenues	$55,782	$56,298	$53,661	$52,659	$62,582
Real property net operating income (“NOI”) (2)	39,226	38,793	37,977	37,668	44,250
Net income (loss)	48,238	776	(1,425)	107	132,201
Portfolio Statistics
Operating properties	57	60	59	58	58
Square feet	9,253	10,133	9,763	9,493	9,327
Percentage leased at end of period	90.2%	90.1%	88.8%	87.5%	89.5%
Earnings Per Share
Net income (loss) per share	$0.27	$0.00	$(0.00)	$0.00	$0.69
Funds from Operations (“FFO”) per share (3)	$0.15	$0.12	$0.11	$0.10	$0.13
Company-defined FFO per share (3)	$0.12	$0.13	$0.12	$0.10	$0.14
Weighted average number of common shares outstanding - basic	163,954	166,352	174,290	183,157	179,317
Weighted average number of common shares outstanding - diluted	176,690	179,203	187,279	196,267	191,766
Net Asset Value (“NAV”) (4)
NAV per share at the end of period	$7.36	$7.47	$7.42	$7.38	$7.31
Weighted average distributions per share	$0.0894	$0.0894	$0.0895	$0.0896	$0.0897
Weighted average closing dividend yield - annualized	4.86%	4.79%	4.83%	4.86%	4.91%
Weighted average total return for the period	-0.25%	1.90%	1.75%	2.19%	3.23%
Aggregate fund NAV at end of period	$1,276,263	$1,317,839	$1,315,976	$1,439,393	$1,398,453
Consolidated Debt
Leverage (5)	42%	45%	43%	36%	37%
Weighted average stated interest rate of total borrowings	4.2%	4.1%	4.3%	4.8%	4.9%
Secured borrowings	$513,053	$588,849	$544,904	$575,275	$652,893
Secured borrowings as % of total borrowings	54%	53%	54%	70%	78%
Unsecured borrowings	$432,000	$517,000	$459,000	$250,000	$181,000
Unsecured borrowings as % of total borrowings	46%	47%	46%	30%	22%
Fixed rate borrowings (6)	$913,053	$956,394	$920,590	$817,205	$825,733
Fixed rate borrowings as % of total borrowings	97%	86%	92%	99%	99%
Floating rate borrowings	$32,000	$149,455	$83,314	$8,070	$8,160
Floating rate borrowings as % of total borrowings	3%	14%	8%	1%	1%
Total borrowings	$945,053	$1,105,849	$1,003,904	$825,275	$833,893
Net GAAP adjustments (7)	$(5,039)	$(8,080)	$(7,138)	$(7,786)	$(8,047)
Total borrowings (GAAP Basis)	$940,014	$1,097,769	$996,766	$817,489	$825,847

(1)	Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.

(2)	For a reconciliation of NOI to GAAP net income, see the section titled “Results of Operations” beginning on page 12.

(3)	For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds from Operations” beginning on page 10.

(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q1 2016 Quarterly Report on Form 10-Q.

(5)	Leverage presented represents the total principal outstanding under our total borrowings divided by the fair value of our real property and debt investments.

(6)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

(7)	Net GAAP adjustments include net deferred issuance costs, mark-to-market adjustments on assumed debt, and principal amortization on restructured debt. These items are included in mortgage notes and other secured borrowings and unsecured borrowings in our condensed consolidated balance sheets in accordance with GAAP.

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Net Asset Value

The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending March 31, 2016, as determined in accordance with our valuation procedures. For information about the valuation procedures and key assumptions used in these calculations, please refer to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q for the applicable period. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Real properties:
Office	$1,184,385	$1,378,635	$1,356,600	$1,308,600	$1,245,000
Industrial	85,650	90,250	88,050	86,850	85,800
Retail	951,700	950,925	872,300	835,320	833,770
Total real properties	2,221,735	2,419,810	2,316,950	2,230,770	2,164,570
Debt related investments	15,596	15,722	27,775	56,548	87,901
Total investments	2,237,331	2,435,532	2,344,725	2,287,318	2,252,471
Cash and other assets, net of other liabilities	(12,695)	(14,069)	(26,734)	(25,014)	(22,269)
Debt obligations	(945,053)	(1,098,853)	(997,517)	(818,417)	(827,304)
Outside investors’ interests	(3,320)	(4,771)	(4,498)	(4,494)	(4,445)
Aggregate Fund NAV	$1,276,263	$1,317,839	$1,315,976	$1,439,393	$1,398,453
Total Fund Interests outstanding	173,445	176,490	177,468	195,153	191,434
NAV per Fund Interest	$7.36	$7.47	$7.42	$7.38	$7.31

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Net Asset Value (continued)

The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, and for the twelve month period ended March 31, 2016 (amounts in thousands, except per share information):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Previous Four Quarters
NAV as of beginning of period	$1,317,839	$1,315,976	$1,439,393	$1,398,453	$1,398,453
Fund level changes to NAV
Realized/unrealized (losses) gains on net assets	(25,662)	4,239	5,149	12,168	(4,106)
Income accrual	26,372	25,131	23,391	24,237	99,131
Dividend accrual	(15,802)	(15,997)	(16,747)	(17,584)	(66,130)
Advisory fee	(3,758)	(3,851)	(3,847)	(4,143)	(15,599)
Performance based fee	—	(187)	(364)	(342)	(893)
Class specific changes to NAV
Dealer Manager fee	(85)	(77)	(71)	(59)	(292)
Distribution fee	(17)	(15)	(13)	(12)	(57)
NAV as of end of period
before share sale/redemption activity	$1,298,887	$1,325,219	$1,446,891	$1,412,718	$1,410,507
Share sale/redemption activity
Shares sold	14,008	17,244	12,201	64,745	108,198
Shares redeemed	(36,632)	(24,624)	(143,116)	(38,070)	(242,442)
NAV as of end of period	$1,276,263	$1,317,839	$1,315,976	$1,439,393	$1,276,263
Shares outstanding beginning of period	176,490	177,468	195,153	191,434	191,434
Shares sold	1,886	2,323	1,650	8,883	14,742
Shares redeemed	(4,931)	(3,301)	(19,335)	(5,164)	(32,731)
Shares outstanding end of period	173,445	176,490	177,468	195,153	173,445
NAV per share as of beginning of period	$7.47	$7.42	$7.38	$7.31	$7.31
Change in NAV per share	(0.11)	0.05	0.04	0.07	0.05
NAV per share as of end of period	$7.36	$7.47	$7.42	$7.38	$7.36

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Portfolio Profile

As of March 31, 2016, our real property investments were geographically diversified across 20 markets throughout the United States. The following table presents information about the operating results and fair value of our real property portfolio as of or for the three months ended March 31, 2016 (dollar and square footage amount in thousands).

As of or for the three months ended March 31, 2016	Office (1)	Industrial (1)	Retail (1)	Total
Number of investments	17	6	34	57
Square footage	3,581	1,909	3,763	9,253
Percentage leased at period end	91.3%	80.4%	94.1%	90.2%
Net operating income (“NOI”) (2)	$23,283	$1,267	$14,676	$39,226
% of total NOI	59.4%	3.2%	37.4%	100.0%
NOI - cash basis (3)	$24,062	$1,271	$13,871	$39,204
Fair Value (4)	$1,184,385	$85,650	$951,700	$2,221,735
% of total Fair Value	53.3%	3.9%	42.8%	100.0%

(1)	“As of” information includes all real properties that we owned as of March 31, 2016. Operations information provided here and throughout this document is presented inclusive of amounts related to properties that have been disposed of as of March 31, 2016, unless otherwise specified, as in the case of same store amounts presented within this document.

(2)	For a reconciliation of NOI to GAAP net income, see the section titled “Results of Operations” beginning on page 12.

(3)	For a reconciliation of NOI – Cash Basis to NOI and to GAAP net income, see the section titled “Results of Operations” beginning on page 12.

(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q1 2016 Quarterly Report on Form 10-Q.

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Balance Sheets

The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended March 31, 2016. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
ASSETS
Investments in real property	$2,164,290	$2,380,174	$2,270,746	$2,199,150	$2,139,022
Accumulated depreciation and amortization	(448,994)	(505,957)	(489,395)	(473,526)	(455,064)
Total net investments in real property	1,715,296	1,874,217	1,781,351	1,725,624	1,683,958
Debt related investments, net	15,596	15,722	27,775	56,548	87,901
Total net investments	1,730,892	1,889,939	1,809,126	1,782,172	1,771,859
Cash and cash equivalents	11,675	15,769	15,186	28,919	10,226
Restricted cash	16,281	18,394	20,258	19,026	18,564
Other assets, net	35,625	36,789	40,069	40,669	42,597
Total Assets	$1,794,473	$1,960,891	$1,884,639	$1,870,786	$1,843,246
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$512,753	$585,865	$543,154	$573,122	$650,628
Unsecured borrowings	427,261	511,905	453,613	244,366	175,219
Intangible lease liabilities, net	62,339	63,874	58,649	54,994	54,937
Other liabilities	67,247	73,297	84,129	99,460	70,744
Total Liabilities	1,069,600	1,234,940	1,139,544	971,943	951,528
Equity:
Stockholders’ equity:
Common stock	1,613	1,641	1,650	1,821	1,783
Additional paid-in capital	1,449,364	1,470,859	1,479,403	1,607,115	1,584,780
Distributions in excess of earnings	(803,594)	(832,681)	(818,531)	(802,620)	(786,286)
Accumulated other comprehensive loss	(19,429)	(11,014)	(14,985)	(9,405)	(11,808)
Total stockholders’ equity	627,954	628,805	647,537	796,911	788,469
Noncontrolling interests	96,919	97,146	97,558	101,932	103,249
Total Equity	724,873	725,951	745,095	898,843	891,718
Total Liabilities and Equity	$1,794,473	$1,960,891	$1,884,639	$1,870,786	$1,843,246

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Statements Of Operations

The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended March 31, 2016 (amounts in thousands, except per share data):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
REVENUE:
Rental revenue	$55,544	$54,970	$52,854	$51,075	$59,379
Debt related income	238	1,328	807	1,584	3,203
Total Revenue	55,782	56,298	53,661	52,659	62,582
EXPENSES:
Rental expense	16,318	16,177	14,877	13,407	15,129
Real estate depreciation and amortization expense	19,835	21,710	20,851	19,738	20,815
General and administrative expenses	2,621	2,564	2,477	2,944	2,735
Advisory fees, related party	3,765	4,062	4,225	4,497	4,299
Acquisition-related expenses	51	1,385	476	358	425
Impairment of real estate property	587	—	6,500	224	1,400
Total Operating Expenses	43,177	45,898	49,406	41,168	44,803
Other Income (Expenses):
Interest and other income	58	693	704	163	632
Interest expense	(10,961)	(11,301)	(10,951)	(11,275)	(13,981)
Gain (loss) on extinguishment of debt and financing commitments	5,136	—	—	(272)	(896)
Gain on sale of real property	41,400	984	4,567	—	128,667
Net Income (Loss)	48,238	776	(1,425)	107	132,201
Net (income) loss attributable to noncontrolling interests	(4,456)	(46)	1,297	(37)	(8,618)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$43,782	$730	$(128)	$70	$123,583
NET INCOME (LOSS) PER BASIC AND DILUTED COMMON SHARE	$0.27	$0.00	$0.00	$0.00	$0.69
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	163,954	166,352	174,290	183,157	179,317
Diluted	176,690	179,203	187,279	196,267	191,766
Weighted average distributions declared per common share	$0.0894	$0.0894	$0.0895	$0.0896	$0.0897

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Funds From Operations

The following tables present NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO for each of the five quarters ended March 31, 2016 (amounts in thousands except for per share amounts and percentages):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$43,782	$730	$(128)	$70	$123,583
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	19,835	21,710	20,851	19,738	20,815
Gain on disposition of real property	(41,400)	(984)	(4,567)	—	(128,667)
Impairment of real property	587	—	6,500	224	1,400
Noncontrolling interests’ share of adjustments	1,376	(1,588)	(2,891)	(1,435)	6,810
FFO attributable to common shares-basic	24,180	19,868	19,765	18,597	23,941
FFO attributable to dilutive OP units	1,878	1,535	1,473	1,331	1,662
FFO attributable to common shares-diluted	$26,058	$21,403	$21,238	$19,928	$25,603
FFO per share-basic and diluted	$0.15	$0.12	$0.11	$0.10	$0.13
FFO payout ratio	61%	75%	79%	88%	67%

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$24,180	$19,868	$19,765	$18,597	$23,941
Add (deduct) our adjustments:
Acquisition-related expenses	51	1,385	476	358	425
(Gain) loss on extinguishment of debt and financing commitments	(5,136)	—	—	272	896
(Gain) loss on derivatives	—	(3)	117	(128)	11
Noncontrolling interests’ share of our adjustments	1,326	(99)	(41)	(34)	(86)
Company-Defined FFO attributable to common shares-basic	20,421	21,151	20,317	19,065	25,187
Company-Defined FFO attributable to dilutive OP units	1,586	1,634	1,514	1,365	1,749
Company-Defined FFO attributable to common shares-diluted	$22,007	$22,785	$21,831	$20,430	$26,936
Company-Defined FFO per share-basic and diluted	$0.12	$0.13	$0.12	$0.10	$0.14
Weighted average number of shares outstanding
Basic	163,954	166,352	174,290	183,157	179,317
Diluted	176,690	179,203	187,279	196,267	191,766

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Funds From Operations (continued)

The following table presents certain other supplemental information for each of the five quarters ended March 31, 2016 (amounts in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Other Supplemental Information
Capital Expenditures Summary
Recurring capital expenditures (1)	$6,280	$3,152	$2,476	$3,871	$2,795
Non-recurring capital expenditures (2)	988	1,167	311	255	261
Total Capital Expenditures	7,268	4,319	2,787	4,126	3,056
Other non-cash adjustments
Straight-line rent decrease (increase) to rental revenue	240	291	286	43	356
Amortization of above- and below- market rent (increase) decrease to rental revenue	(268)	(197)	(130)	(133)	(353)
Amortization of loan costs and hedges - increase to interest expense	1,058	983	996	1,021	1,101
Amortization of mark-to-market adjustments on borrowings - (decrease) increase to interest expense	(581)	(608)	(463)	(268)	(265)
Total other non-cash adjustments	$449	$469	$689	$663	$839

(1)	Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)	Amounts presented as non-recurring capital expenditures for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

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Results Of Operations

The following tables present revenue and net operating income (“NOI”) of our three operating segments for each of the five quarters ending March 31, 2016. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 49 properties acquired prior to January 1, 2015, and owned through March 31, 2016, comprising approximately 7.9 million square feet (amounts in thousands):

	Three Months Ended
Revenue:	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Same store real property:
Office	$24,281	$24,059	$24,580	$24,576	$25,350
Industrial	1,711	1,525	1,424	1,438	1,628
Retail	16,273	16,067	15,706	15,870	18,764
Total same store real property revenue	42,265	41,651	41,710	41,884	45,742
2015/2016 Acquisitions/Dispositions	13,279	13,319	11,144	9,191	13,637
Total	$55,544	$54,970	$52,854	$51,075	$59,379

NOI:
Same store real property:
Office	$16,666	$16,110	$16,579	$17,308	$17,826
Industrial	1,267	1,099	951	1,019	1,111
Retail	12,379	12,273	12,125	12,441	13,403
Total same store real property NOI	30,312	29,482	29,655	30,768	32,340
2015/2016 Acquisitions/Dispositions	8,914	9,311	8,322	6,900	11,910
Total	$39,226	$38,793	$37,977	$37,668	$44,250

NOI - cash basis:
Same store real property:
Office	$17,744	$17,153	$17,503	$18,060	$18,484
Industrial	1,271	1,033	931	981	1,041
Retail	11,874	11,744	11,589	11,904	12,785
Total same store real property NOI - cash basis	30,889	29,930	30,023	30,945	32,310
2015/2016 Acquisitions/Dispositions	8,315	8,967	8,116	6,640	11,891
Total	$39,204	$38,897	$38,139	$37,585	$44,201

Page | 12

Results Of Operations (continued)

The following tables present a reconciliation of NOI – Cash Basis and NOI of our three operating segments to GAAP net income attributable to common stockholders for each of the five quarters ending March 31, 2016 (amounts in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

NOI - cash basis	$39,204	$38,897	$38,139	$37,585	$44,201
Straight line rent	(240)	(291)	(286)	(43)	(356)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	262	187	124	126	405
NOI	$39,226	$38,793	$37,977	$37,668	$44,250
Debt related income	238	1,328	807	1,584	3,203
Real estate depreciation and amortization expense	(19,835)	(21,710)	(20,851)	(19,738)	(20,815)
General and administrative expenses	(2,621)	(2,564)	(2,477)	(2,944)	(2,735)
Advisory fees, related party	(3,765)	(4,062)	(4,225)	(4,497)	(4,299)
Acquisition-related expenses	(51)	(1,385)	(476)	(358)	(425)
Impairment of real estate property	(587)	—	(6,500)	(224)	(1,400)
Interest and other income	58	693	704	163	632
Interest expense	(10,961)	(11,301)	(10,951)	(11,275)	(13,981)
Gain (loss) on extinguishment of debt and financing commitments	5,136	—	—	(272)	(896)
Gain on sale of real property	41,400	984	4,567	—	128,667
Net (income) loss attributable to noncontrolling interests	(4,456)	(46)	1,297	(37)	(8,618)
Net income (loss) attributable to common stockholders	$43,782	$730	$(128)	$70	$123,583

The following tables present details regarding our capital expenditures for each of the five quarters ending March 31, 2016 (amounts in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Recurring Capital Expenditures:
Land and building improvements	$1,294	$1,425	$1,035	$1,850	$848
Tenant improvements	4,100	1,178	607	1,503	1,500
Leasing costs (1)	886	549	834	518	447
Total recurring capital expenditures	$6,280	$3,152	$2,476	$3,871	$2,795
Non-recurring Capital Expenditures:
Land and building improvements (2)	$304	$665	$50	$29	$15
Tenant improvements	529	320	219	42	205
Leasing costs	155	182	42	184	41
Total non-recurring capital expenditures	$988	$1,167	$311	$255	$261

(1)	Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)	Amounts presented as non-recurring capital expenditures for land and building improvements for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 13

Finance & Capital

The following table describes certain information about our capital structure. Amounts reported as financing capital are presented on a GAAP basis. Amounts reported as equity capital are presented based on the NAV as of March 31, 2016 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of March 31, 2016
Mortgage notes	$512,753
Unsecured line of credit	79,364
Unsecured term loans	347,897
Total Financing	$940,014

EQUITY:	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class E Common Stock	133,270	76.8%	$7.36	$980,642
Class A Common Stock	1,929	1.1%	7.36	14,190
Class W Common Stock	2,278	1.3%	7.36	16,761
Class I Common Stock (1)	23,391	13.5%	7.36	172,123
Class E OP Units (2)	12,577	7.3%	7.36	92,547
Total/Weighted Average	173,445	100.0%	$7.36	$1,276,263
Joint venture partners’ noncontrolling interests				3,320
Total Equity				1,279,583
TOTAL CAPITALIZATION				$2,219,597

(1)	Amounts reported do not include approximately 565,790 restricted stock units granted to the Advisor that remain unvested as of March 31, 2016.
(2)	During the three months ended March 31, 2016, we entered into an amended and restated operating partnership agreement which created two series of Class E OP Units, including Series 1 Class E OP Units and Series 2 Class E OP Units, each series with different redemption and registration rights. As of March 31, 2016, only Series 1 Class E OP Units were outstanding. For information about the amended and restated operating partnership agreement, please refer to our Current Report on Form 8-K, filed March 3, 2016.

Page | 14

Finance & Capital (continued)

The following table presents a summary of our borrowings as of March 31, 2016 (dollar amounts in thousands):

	Outstanding Principal Balance	Weighted Average Stated Interest Rate	Gross Investment Amount Securing Borrowings (1)
Fixed rate mortgages	$513,053	5.4%	$921,587
Total secured borrowings	513,053	5.4%	921,587
Line of credit (2)	82,000	3.4%	N/A
Term loans (2)	350,000	2.6%	N/A
Total unsecured borrowings	432,000	2.8%	N/A
Total borrowings	$945,053	4.2%	N/A
Less: net debt issuance costs	(5,762)
Add: mark-to-market adjustment on assumed debt	723
Total borrowings (GAAP basis)	$940,014

(1)	“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $93.2 million and before accumulated depreciation and amortization of approximately $449.0 million as of March 31, 2016.
(2)	Approximately $400 million of our unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of March 31, 2016. The stated interest rate disclosed above includes the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarters ended March 31, 2016, calculated in accordance with the terms of our credit facilities.

Portfolio-Level Covenants:	Covenant	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Leverage	< 60%	42.9%	45.1%	42.2%	35.1%	36.2%
Fixed Charge Coverage	> 1.50	2.6	2.6	2.5	2.4	2.3
Secured Indebtedness	< 55%	23.2%	24.0%	22.9%	24.4%	28.3%

Unencumbered Pool Covenants:
Leverage	< 60%	34.2%	38.4%	35.5%	21.6%	17.8%
Unsecured Interest Coverage	>2.0	6.2	7.7	9.3	9.4	8.4

Page | 15

Finance & Capital (continued)

The following table presents a detailed analysis of our borrowings outstanding as of March 31, 2016 (dollar amounts in thousands).

Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
655 Montgomery	$55,905	Secured	6/11/2016	None	5.9%	Fixed	6.01%
Jay Street	23,500	Secured	7/11/2016	None	2.5%	Fixed	6.05%
Bala Pointe	24,000	Secured	9/1/2016	None	2.5%	Fixed	5.89%
Harborside	106,294	Secured	12/10/2016	2 - 1 Year	11.2%	Fixed	5.50%
Total 2016	209,699				22.1%		5.74%
Shiloh Road	22,700	Secured	1/8/2017	None	2.4%	Fixed	5.57%
Bandera Road	21,500	Secured	2/8/2017	None	2.3%	Fixed	5.46%
Eastern Retail Portfolio	$110,000	Secured	6/11/2017	None	11.6%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.6%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.1%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.7%	Fixed	6.33%
Total 2017	204,999				21.7%		5.69%
Bank of America Term Loan (1)	150,000	Unsecured	1/31/2018	2 - 1 Year	15.9%	Floating	2.02%
Line of Credit (1)	82,000	Unsecured	1/31/2019	1 - 1 Year	8.7%	Floating	3.38%
Shenandoah	10,758	Secured	9/1/2021	None	1.1%	Fixed	4.84%
Wells Fargo Term Loan (1)	200,000	Unsecured	2/27/2022	None	21.2%	Floating	3.10%
Norwell	4,841	Secured	10/1/2022	None	0.5%	Fixed	6.76%
Greater DC Retail Center	70,000	Secured	12/1/2025	None	7.4%	Fixed	3.80%
Harwich	5,263	Secured	9/1/2028	None	0.6%	Fixed	5.24%
New Bedford	7,493	Secured	12/1/2029	None	0.8%	Fixed	5.91%
Total 2018 - 2029	530,355				56.2%		3.06%
Total borrowings	945,053				100.0%		4.23%
Add: mark-to-market adjustment on assumed debt	723
Less: net debt issuance costs	(5,762)
Total Borrowings (GAAP basis)	$940,014

(1)	Approximately $400 million of our term loan and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of March 31, 2016. The stated interest rates disclosed above include the impact of these swaps.

Page | 16

Real Properties

The following table describes our operating property portfolio as of March 31, 2016 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	% of Gross Investment Amount	Net Rentable Square Feet	% of Total Net Rentable Square Feet	% Leased (1)	Secured Indebtedness (2)
Office Properties:
Northern New Jersey	1	$224,641	10.4%	594	6.4%	100.0%	$106,294
Austin, TX	3	154,410	7.1%	585	6.3%	99.4%	—
East Bay, CA	1	145,339	6.7%	405	4.4%	100.0%	—
San Francisco, CA	1	120,799	5.6%	265	2.9%	93.3%	55,905
Washington, DC	2	104,452	4.8%	304	3.3%	38.6%	—
Denver, CO	1	82,353	3.8%	257	2.8%	92.2%	—
South Florida	2	82,188	3.8%	363	3.9%	91.8%	—
Princeton, NJ	1	51,256	2.4%	167	1.8%	100.0%	—
Philadelphia, PA	1	43,640	2.0%	173	1.9%	85.6%	24,000
Silicon Valley, CA	1	42,094	1.9%	143	1.5%	91.8%	23,500
Dallas, TX	1	36,314	1.7%	155	1.7%	89.5%	—
Minneapolis/St Paul, MN	1	29,515	1.4%	107	1.2%	100.0%	—
Fayetteville, AR	1	11,695	0.5%	63	0.7%	100.0%	—
Total/Weighted Average Office: 13 markets with average annual rent of $30.85 per sq. ft.	17	1,128,697	52.1%	3,581	38.8%	91.3%	209,699
Industrial Properties:
Dallas, TX	1	35,789	1.7%	446	4.8%	35.1%	22,700
Central Kentucky	1	30,840	1.4%	727	7.9%	100.0%	—
Louisville, KY	4	27,430	1.3%	736	7.9%	88.5%	—
Total/Weighted Average Industrial: three markets with average annual rent of $3.54 per sq. ft.	6	94,059	4.4%	1,909	20.6%	80.4%	22,700
Retail Properties:
Greater Boston	26	546,025	25.2%	2,280	24.6%	94.2%	84,396
Philadelphia, PA	1	105,203	4.9%	426	4.6%	100.0%	67,800
Washington, DC	1	62,571	2.9%	233	2.5%	99.3%	70,000
Northern New Jersey	1	58,429	2.7%	223	2.4%	94.6%	—
Raleigh, NC	1	45,697	2.1%	142	1.5%	97.9%	26,200
South Florida	1	37,899	1.8%	124	1.3%	100.0%	10,758
Tulsa, OK	1	34,147	1.6%	101	1.1%	100.0%	—
San Antonio, TX	1	32,069	1.5%	161	1.7%	89.6%	21,500
Jacksonville, FL	1	19,495	0.8%	73	0.9%	20.3%	—
Total/Weighted Average Retail: nine markets with average annual rent of $16.90 per sq. ft.	34	941,534	43.5%	3,763	40.6%	94.1%	280,654
Grand Total/Weighted Average	57	$2,164,290	100.0%	9,253	100.0%	90.2%	$513,053

(1)	Based on executed leases as of March 31, 2016. If weighted by the fair value of each segment, our portfolio was 92.1% leased as of March 31, 2016.
(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or net debt issuance costs.

Page | 17

Leasing Activity

The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended March 31, 2016, by segment and in total:

Total Portfolio - Period-end Percentage Leased
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
70.0%
65.0%
Total
89.5%
87.5%
88.8%
90.1%
90.2%
Office
94.0%
89.1%
91.3%
91.0%
91.3%
Industrial
72.9%
72.2%
72.2%
80.4%
80.4%
Retail
93.4%
94.3%
94.8%
93.9%
94.1%
March 31, 2015
June 30, 2015
September 30, 2015
December 31, 2015
March 31, 2016

Same Store Portfolio - Period-end Percentage Leased
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
70.0%
65.0%
Total
89.7%
87.5%
87.5%
88.9%
89.3%
Office
96.8%
89.9%
89.7%
89.3%
90.1%
Industrial
72.9%
72.2%
72.2%
80.4%
80.4%
Retail
93.5%
94.5%
94.9%
93.7%
94.0%
March 31, 2015
June 30, 2015
September 30, 2015
December 31, 2015
March 31, 2016

Page | 18

Leasing Activity (continued)

As of March 31, 2016, the weighted average remaining term of our leases was approximately 4.2 years, based on annualized base rent, and 4.6 years, based on leased square footage. The following table presents our lease expirations, by segment and in total, as of March 31, 2016 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2016 (1)	70	$4,436	2.7%	277	41	$2,828	127	1	$182	52	28	$1,426	98
2017	89	43,655	26.3%	1,389	44	38,984	1,007	2	189	53	43	4,482	329
2018	118	12,989	7.8%	638	62	8,522	345	2	142	40	54	4,325	253
2019	101	24,334	14.6%	1,208	44	13,504	435	2	1,313	212	55	9,517	561
2020	105	23,521	14.2%	1,193	36	9,404	383	1	299	105	68	13,818	705
2021	55	16,670	10.0%	1,598	21	7,539	252	3	3,121	1,021	31	6,010	325
2022	30	9,040	5.4%	507	13	3,987	143	—	—	—	17	5,053	364
2023	33	15,772	9.5%	641	16	11,510	386	—	—	—	17	4,262	255
2024	23	4,826	2.9%	322	5	1,605	83	—	—	—	18	3,221	239
2025	14	3,529	2.1%	191	5	1,990	72	1	182	51	8	1,357	68
2026	12	2,002	1.2%	70	6	1,026	33	—	—	—	6	976	37
Thereafter	13	5,435	3.3%	305	—	—	—	—	—	—	13	5,435	305
Total	663	$166,209	100.0%	8,339	293	$100,899	3,266	12	$5,428	1,534	358	$59,882	3,539

(1)	Includes 4 office leases and 6 retail leases with combined annualized base rent of approximately $251,000 that are on a month-to-month basis.

Page | 19

Leasing Activity (continued)

The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of March 31, 2016 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co., Inc.	2	Securities, Commodities, Fin. Inv./Rel. Activities	$23,408	14.2%	602	7.3%
2	Sybase	1	Publishing Information (except Internet)	18,692	11.4%	405	4.9%
3	Stop & Shop	15	Food and Beverage Stores	14,168	8.6%	882	10.6%
4	Novo Nordisk	1	Chemical Manufacturing	4,535	2.8%	167	2.0%
5	Seton Health Care	1	Hospitals	4,339	2.6%	156	1.9%
6	Shaw’s Supermarket	4	Food and Beverage Stores	3,944	2.4%	240	2.9%
7	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,023	1.8%	63	0.8%
8	TJX Companies	7	Clothing and Clothing Accessories Stores	2,969	1.8%	299	3.6%
9	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.5%	102	1.2%
10	Alliant Techsystems Inc.	1	Fabricated Metal Product Manufacturing	2,406	1.5%	107	1.3%
	Total	34		$79,953	48.6%	3,023	36.5%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of March 31, 2016.

Page | 20

Leasing Activity (continued)

The following series of tables details leasing activity during the four quarters ended March 31, 2016:

Quarter	Number of Leases Signed	Gross Leasable Area (“GLA”) Signed	Weighted Average Rent Per Sq. Ft.	Weighted Average Growth / Straight Line Rent	Weighted Average Lease term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q1 2016	12	33,241	$34.82	52.4%	63	$36.24	1.8
Q4 2015	19	48,504	27.98	27.5%	56	21.41	1.6
Q3 2015	14	79,831	35.11	33.4%	47	27.93	0.9
Q2 2015	16	57,885	31.33	39.7%	57	10.50	1.3
Total - twelve months	61	219,461	$32.49	36.6%	54	$23.15	1.3

Industrial Comparable (1)
Q1 2016	—	—	$—	0.0%	—	$0.00	—
Q4 2015	1	104,896	2.93	98.9%	62	1.44	2.0
Q3 2015	—	—	—	0.0%	—	0.00	—
Q2 2015	—	—	—	0.0%	—	0.00	—
Total - twelve months	1	104,896	$2.93	98.9%	62	$1.44	2.0

Retail Comparable (1)
Q1 2016	6	17,004	$22.99	17.3%	56	$1.18	—
Q4 2015	11	21,343	25.91	15.2%	37	1.45	—
Q3 2015	19	139,735	12.87	15.2%	75	2.00	—
Q2 2015	20	139,310	16.04	14.7%	58	0.62	—
Total - twelve months	56	317,392	$15.68	15.1%	64	$1.31	—

Total Comparable Leasing (1)
Q1 2016	18	50,245	$30.82	41.7%	60	$24.37	1.2
Q4 2015	31	174,743	12.69	30.8%	57	6.98	1.6
Q3 2015	33	219,566	20.95	24.9%	65	11.43	0.3
Q2 2015	36	197,195	20.53	24.3%	58	3.52	0.4
Total - twelve months	118	641,749	$19.35	27.7%	60	$8.80	0.8

Total Leasing
Q1 2016	30	75,656	$27.34		54	$25.34	1.2
Q4 2015	42	239,990	11.27		46	6.65	1.2
Q3 2015	45	272,108	18.65		63	11.70	0.3
Q2 2015	46	296,599	16.82		46	3.69	0.4
Total - twelve months	163	884,353	$16.78		52	$8.81	0.7

(1)	Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Page | 21

Investment Activity

The following tables describe changes in our portfolio from December 31, 2014 through March 31, 2016 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2014	68	11,871	5,094	3,492	3,285
2015 Acquisitions	8	1,383	792	—	591
2015 Dispositions	(17)	(3,124)	(1,427)	(1,583)	(114)
Building remeasurement and other (1)	1	3	2	—	1
December 31, 2015	60	10,133	4,461	1,909	3,763
Q1 2016 Acquisitions	—	—	—	—	—
Q1 2016 Dispositions	(3)	(880)	(880)	—	—
March 31, 2016	57	9,253	3,581	1,909	3,763

(1)	Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property.

Property Acquisitions	Segment	Market	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
(dollars and square feet in thousands)
2015:
Rialto	Office	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Retail	Greater Boston	3/18/2015	1	35,450	143
City View	Office	Austin, TX	4/24/2015	1	68,750	274
Venture Corporate Center	Office	Ft. Lauderdale, FL	8/6/2015	1	45,750	253
Shenandoah	Retail	Ft. Lauderdale, FL	8/6/2015	1	32,670	124
Chester Springs	Retail	Northern New Jersey	10/8/2015	1	53,781	223
Yale Village	Retail	Tulsa, OK	12/9/2015	1	31,800	101
Bank of America Tower	Office	Ft. Lauderdale, FL	12/11/2015	1	35,750	110
Total 2015				8	$341,251	1,383

We did not have any acquisitions during the three months ended March 31, 2016.

Page | 22

Investment Activity (continued)

Property Dispositions	Segment	Market	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (1)	3/11/2015	12	398,635	2,669
Mt. Nebo	Retail	Pittsburgh, PA	5/5/2015	1	12,500	103
2100 Corporate Center Drive	Office	Los Angeles, CA	7/20/2015	1	12,549	111
Land parcel	N/A	Denver, CO	8/12/2015	—	7,577	—
DeGuigne	Office	Silicon Valley, CA	12/14/2015	1	16,750	53
Rockland 201 Market	Retail	Boston, MA	12/18/2015	1	1,625	11
Total for the year ended December 31, 2015				17	$496,236	3,124

During 2016
Colshire Drive	Office	Washington, DC	2/18/2016	1	$158,400	574
40 Boulevard	Office	Chicago, IL	3/1/2016	1	9,850	107
Washington Commons	Office	Chicago, IL	3/1/2016	1	18,000	199
Total for the three months ended March 31, 2016				3	$186,250	880

(1)	The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

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Definitions

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2015 Annual Report on Form 10-K

We refer to our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the Securities and Exchange Commission on March 3, 2016, as our “2015 Annual Report on Form 10-K.”

Annualized Base Rent

Annualized base rent represents the annualized monthly base rent of leases executed as of March 31, 2016.

Comparable leases

Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Funds From Operations (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2015 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses — For GAAP purposes, expenses associated with the efforts to acquire real properties, including efforts related to acquisition opportunities that are not ultimately completed, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

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Definitions (continued)

Gains and losses on derivatives and on the extinguishment of debt and financing commitments — Unrealized gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

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Definitions (continued)

Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

Gross Investment Amount

The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI – Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI – Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•	First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•	Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•	Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K as our “Valuation Procedures.”

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